EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
May 27, 2020	fcooper@tollbrothers.com

Toll Brothers Reports FY 2020 2nd Quarter Results

HORSHAM, PA, May 27, 2020 -- Toll Brothers, Inc. (NYSE:TOL) (www.TollBrothers.com), the nation’s leading builder of luxury homes, today announced results for its second quarter ended April 30, 2020.

FY 2020’s Second Quarter Financial Highlights (Compared to FY 2019’s Second Quarter):

•Net income and earnings per share were $75.7 million and $0.59 per share diluted, compared to net income of $129.3 million and $0.87 per share diluted in FY 2019’s second quarter.
•Pre-tax income was $102.1 million, compared to $176.2 million in FY 2019’s second quarter.
•Home sales revenues were $1.52 billion, down 11%; home building deliveries were 1,923, up 1%.
•Net signed contract units were 1,886, down 22%; contract value was $1.55 billion, down 22%.
•Backlog in units at second-quarter end was 6,428, down 1%; backlog value was $5.49 billion, down 3%.
•Home sales gross margin was 17.5%; Adjusted Home Sales Gross Margin, which excludes interest and inventory write-downs (“Adjusted Home Sales Gross Margin”), was 21.0%.
•Pre-tax inventory write-downs totaled $14.2 million.
•SG&A, as a percentage of home sales revenues, was 11.8%.
•During the quarter, the Company undertook a number of cost reduction initiatives to improve efficiencies and rationalize overhead expenses, including workforce reductions. The Company expects these actions will decrease overhead expenses by approximately $50 million on an annualized basis, with approximately $25 million of savings in the remainder of fiscal 2020.
•Income from operations was $92.5 million.
•Other income, income from unconsolidated entities, and land sales gross profit was $16.0 million.

Financial Guidance:

•As previously announced, due to the business disruption and the evolving and uncertain impact of the Covid-19 pandemic on the U.S. economy, the Company has withdrawn its full fiscal year 2020 guidance and will suspend providing such guidance for the foreseeable future.
Douglas C. Yearley, Jr., chairman and chief executive officer, stated: “We are pleased with our performance in the second quarter as our team delivered solid results under very challenging conditions. Our second quarter was essentially bifurcated by the impact of Covid-19. Fueled by strong demand, a healthy economy, low mortgage rates, and a limited supply of new and existing homes nationwide, our net signed contracts were up 43% through the six weeks ended March 15, 2020, compared to the prior year’s same period. With approximately 40% of our selling communities and 50% of the dollar value of our backlog concentrated in highly impacted markets, from March 16 through April 30, our net signed contracts declined 64% year over year. Government stay-at-home and business closure orders in these markets, which included Pennsylvania; New Jersey; New York City and its suburbs; Connecticut; Massachusetts; Michigan; metro Seattle and California, made it especially challenging to sell, construct and deliver homes. Fortunately, government restrictions have eased and sales and construction operations have resumed in almost all of our markets.
“While net signed contracts in the first four weeks of May were down 37% year-over-year, we are very encouraged by recent deposit activity. Our deposits, which typically precede a binding sales contract by about three weeks and represent a leading indicator of current market demand, were up 13% over the past three weeks versus the same three-week period last year. Importantly, our recent deposit-to-contract conversion ratio has remained consistent with pre-Covid-19 levels. Web traffic has also steadily improved from the lows we experienced in mid-March and has returned to the same strong activity we enjoyed pre-Covid-19 in February. These early trends suggest the housing market may be more resilient than anticipated just two months ago.

“We ended our second quarter with approximately $2.0 billion of liquidity, including $741 million of cash and marketable securities and $1.3 billion available under our $1.9 billion revolving credit facility, which does not mature until November 2024. With no significant debt maturities until February 2022, our balance sheet is strong.
“I would like to thank all of our Toll Brothers team members. I am so proud of how they have responded to the challenges we have faced during this time. We have seen first-hand their creative thinking, how hard they are working, and their incredibly positive spirit. They are completely dedicated to moving our great company forward while taking care of our customers every step of the way.
“With our trusted brand, experienced management team, diversified product offerings, strong liquidity, and high-quality land holdings, we believe we are well prepared for the immediate challenges ahead. We also believe we are well positioned to take advantage of the favorable long-term demographic and supply-demand trends underlying the housing market, which we expect will continue supporting the industry as the economy recovers.”
Toll Brothers’ Financial Highlights for the FY 2020 second quarter ended April 30, 2020 (unaudited):
•FY 2020’s second quarter net income was $75.7 million, or $0.59 per share diluted, compared to FY 2019’s second quarter net income of $129.3 million, or $0.87 per share diluted.
•FY 2020’s second quarter pre-tax income was $102.1 million, compared to FY 2019’s second quarter pre-tax income of $176.2 million.
•FY 2020’s second quarter results included pre-tax inventory impairments totaling $14.2 million, compared to FY 2019’s second quarter pre-tax inventory impairments of $19.4 million.
•FY 2020’s second quarter home sales revenues were $1.52 billion and 1,923 units, compared to FY 2019’s second quarter totals of $1.71 billion and 1,911 units.
•FY 2020's second quarter net signed contracts were $1.55 billion and 1,886 units, compared to FY 2019’s second quarter net signed contracts of $2.00 billion and 2,424 units.
•FY 2020's second quarter net signed contracts, on a per-community basis, were 5.8 units, compared to second quarter net signed contracts on a per-community basis of 7.7 units in FY 2019, 9.0 units in FY 2018, 7.8 in FY 2017 and 6.8 in FY 2016.
•In FY 2020, second quarter-end backlog was $5.49 billion and 6,428 units, compared to FY 2019’s second quarter-end backlog of $5.66 billion and 6,467 units. The average price of homes in backlog was $854,500, compared to $875,500 at FY 2019’s second quarter end.
•FY 2020’s second quarter home sales gross margin was 17.5%, compared to FY 2019’s second quarter home sales gross margin of 19.7%.
•FY 2020’s second quarter Adjusted Home Sales Gross Margin was 21.0%, compared to FY 2019’s second quarter Adjusted Home Sales Gross Margin of 23.5%.
•FY 2020’s second quarter interest included in cost of sales was 2.5% of revenue, compared to 2.6% in FY 2019’s second quarter.
•FY 2020’s second quarter SG&A, as a percentage of home sales revenues, was 11.8%, compared to 10.4% in FY 2019’s second quarter.
•FY 2020’s second quarter income from operations of $92.5 million represented 6.0% of total revenues, compared to FY 2019’s second quarter of $160.5 million representing 9.4% of revenues.
•FY 2020's second quarter other income, income from unconsolidated entities, and land sales gross profit totaled $16.0 million, compared to FY 2019’s second quarter total of $16.8 million.
•FY 2020’s second-quarter cancellation rate (current quarter cancellations divided by current quarter signed contracts) was 9.7%, compared to FY 2019’s second quarter cancellation rate of 5.3%.

•FY 2020's second-quarter cancellation rate as a percentage of beginning-quarter backlog was 3.1%, compared to FY 2019’s second quarter cancellation rate as a percentage of beginning-quarter backlog of 2.3%.
Toll Brothers’ financial highlights for the six months ended April 30, 2020 (unaudited):
•FY 2020’s six month period net income was $132.5 million, or $0.99 per share diluted, compared to FY 2019’s six month period net income of $241.4 million, or $1.63 per share diluted.
•FY 2020’s six month period pre-tax income was $168.0 million, compared to FY 2019’s six month period pre-tax income of $327.6 million.
•FY 2020’s six month period results included pre-tax inventory impairments totaling $15.2 million, compared to FY 2019’s six month period pre-tax inventory impairments of $27.0 million.
•FY 2020’s six month period home sales revenues were $2.81 billion and 3,534 units, compared to FY 2019’s six month period totals of $3.03 billion and 3,441 units.
•FY 2020's six month period net signed contracts were $3.04 billion and 3,692 units, compared to FY 2019’s six month period net signed contracts of $3.17 billion and 3,803 units.
•FY 2020’s six month period income from operations of $140.0 million represented 4.9% of total revenues, compared to FY 2019’s six month period of $284.9 million representing 9.3% of revenues.
•FY 2020's six month period other income, income from unconsolidated entities, and land sales gross profit totaled $36.2 million, compared to FY 2019’s six month period total of $53.4 million.
Additional Financial Information:
•The Company ended its FY 2020 second quarter with $741.2 million in cash and cash equivalents, compared to $1.29 billion at FYE 2019 and $519.8 million at FY 2020’s first-quarter end. At FY 2020 second-quarter end, the Company also had $1.29 billion available under its $1.905 billion bank revolving credit facility.
•During the first half of the second quarter of FY 2020, the Company repurchased approximately 4.3 million shares at an average price per share of $37.05, for an aggregate purchase price of approximately $157.5 million, representing 3% of shares outstanding as of FYE 2019.
•On April 24, 2020, the Company paid its quarterly dividend of $0.11 per share to shareholders of record at the close of business on April 9, 2020.
•Stockholders' Equity at FY 2020 second-quarter end was $4.56 billion, compared to $5.07 billion at FYE 2019.
•FY 2020's second-quarter end book value per share was $36.34 per share, compared to $35.99 at FYE 2019.
•The Company ended its FY 2020 second quarter with a debt-to-capital ratio of 48.6%, compared to 46.4% at FY 2020’s first-quarter end and 43.6% at FYE 2019. The Company ended FY 2020’s second quarter with a net debt-to-capital ratio (1) of 43.2%, compared to 42.3% at FY 2020’s first-quarter end, and 32.9% at FYE 2019.
•The Company ended FY 2020’s second quarter with approximately 62,100 lots owned and optioned, compared to 62,000 one quarter earlier, and 54,600 one year earlier. Approximately 37,100 of these lots were owned, of which approximately 17,200 lots, including those in backlog, were substantially improved.
•In the second quarter of FY 2020, the Company spent approximately $159.9 million on land to purchase approximately 1,579 lots.
•The Company ended FY 2020’s second quarter with 326 selling communities, compared to 328 at FY 2020’s first-quarter end and 311 at FY 2019’s second-quarter end.
(1) See “Reconciliation of Non-GAAP Measures” below for more information on the calculation of the Company’s net debt-to-capital ratio.

Toll Brothers will be broadcasting live via the Investor Relations section of its website, investors.Tollbrothers.com, a conference call hosted by Chairman & CEO Douglas C. Yearley, Jr. at 11:00 a.m. (EDT) Thursday, May 28, 2020, to discuss these results. To access the call, enter the Toll Brothers website, click on the Investor Relations page, and select "Events & Presentations.” Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software.

The call can be heard live with an online replay which will follow.

Toll Brothers, Inc., A FORTUNE 500 Company, is the nation's leading builder of luxury homes. The Company began business over fifty years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves move-up, empty-nester, active-adult, affordable luxury and second-home buyers, as well as urban and suburban renters. It operates in 24 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia.
Toll Brothers builds an array of luxury residential single-family detached, attached home, master planned resort-style golf, and urban low-, mid-, and high-rise communities, principally on land it develops and improves. The Company acquires and develops rental apartment and commercial properties through Toll Brothers Apartment Living, Toll Brothers Campus Living, and the affiliated Toll Brothers Realty Trust, and develops urban low-, mid-, and high-rise for-sale condominiums through Toll Brothers City Living. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, and landscape subsidiaries. Toll Brothers also operates its own security company, TBI Smart Home Solutions, which also provides homeowners with home automation and a full range of technology solutions. The Company also operates its own lumber distribution, house component assembly, and manufacturing operations. Through its Gibraltar Real Estate Capital joint venture, the Company provides builders and developers with land banking, non-recourse debt and equity capital.
In 2020, Toll Brothers was named World’s Most Admired Home Building Company in Fortune magazine’s survey of the World’s Most Admired Companies®, the sixth year in a row it has been so honored. Toll Brothers has won numerous other awards, including Builder of the Year from both Professional Builder magazine and Builder magazine, the first two-time recipient from Builder magazine. The Company sponsors the Toll Brothers Metropolitan Opera International Radio Network, bringing opera to neighborhoods throughout the world. For more information visit www.TollBrothers.com.
Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (investors.Tollbrothers.com).

Forward-Looking Statements
Information presented herein for the second quarter ended April 30, 2020 is subject to finalization of the Company's regulatory filings, related financial and accounting reporting procedures and external auditor procedures.
This release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should,” “likely,” “will,” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information and statements regarding: the impact of Covid-19 on the U.S. economy, the markets in which we operate or may operate, and on our business; our strategic priorities; our land acquisition, land development and capital allocation priorities; market conditions; demand for our homes; anticipated operating results and guidance; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues, including expected labor and material costs; selling, general, and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; our ability to acquire or dispose of land and pursue real estate opportunities; our ability to gain approvals and open new communities; our ability to market, construct and sell homes and properties; our ability to deliver homes from backlog; our ability to secure materials and subcontractors; our ability to produce the liquidity and capital necessary to conduct normal business operations or to expand and take advantage of opportunities; and the outcome of legal proceedings, investigations, and claims.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. The major risks and uncertainties – and assumptions that are made – that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:
•the effects of the ongoing Covid-19 pandemic, which are highly uncertain, cannot be predicted and will depend upon future developments, including the severity of Covid-19 and the duration of the outbreak, the duration of existing social distancing and shelter-in-place orders, further mitigation strategies taken by applicable government authorities, the availability of a vaccine, adequate testing and therapeutic treatments and the prevalence of widespread immunity to Covid-19;
•the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar;
•market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;
•the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels;
•access to adequate capital on acceptable terms;
•geographic concentration of our operations;
•levels of competition;
•raw material and labor prices and availability;
•the effect of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries;
•the effects of weather and the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters;\
•the risk of loss from acts of war, terrorism or outbreaks of contagious diseases, such as Covid-19;

•transportation costs;
•federal and state tax policies;
•the effect of land use, environment and other governmental laws and regulations;
•legal proceedings or disputes and the adequacy of reserves;
•risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, indebtedness, financial condition, losses and future prospects;
•changes in accounting principles;
•risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; and
•other factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended October 31, 2019 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).
Many of the factors mentioned above or in other reports or public statements made by us will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC and in subsequent reports filed with the SEC.

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	April 30, 2020	October 31, 2019
	(Unaudited)
ASSETS
Cash and cash equivalents	$741,222	$1,286,014
Inventory	8,195,633	7,873,048
Property, construction and office equipment, net	278,518	273,412
Receivables, prepaid expenses and other assets	983,094	715,441
Mortgage loans held for sale	141,007	218,777
Customer deposits held in escrow	74,690	74,403
Investments in unconsolidated entities	364,041	366,252
Income taxes receivable	32,606	20,791
	$10,810,811	$10,828,138

LIABILITIES AND EQUITY
Liabilities:
Loans payable	$1,556,572	$1,111,449
Senior notes	2,660,815	2,659,898
Mortgage company loan facility	106,018	150,000
Customer deposits	419,653	385,596
Accounts payable	350,019	348,599
Accrued expenses	998,543	950,932
Income taxes payable	105,469	102,971
Total liabilities	6,197,089	5,709,445

Equity:
Stockholders’ Equity
Common stock	1,529	1,529
Additional paid-in capital	725,246	726,879
Retained earnings	4,878,017	4,774,422
Treasury stock, at cost	(1,034,999)	(425,183)
Accumulated other comprehensive loss	(5,275)	(5,831)
Total stockholders' equity	4,564,518	5,071,816
Noncontrolling interest	49,204	46,877
Total equity	4,613,722	5,118,693
	$10,810,811	$10,828,138

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data and percentages)
(Unaudited)

	Six Months Ended April 30,				Three Months Ended April 30,
	2020		2019		2020		2019
	$	%	$	%	$	%	$	%
Revenues:
Home sales	$2,813,571		$3,031,365		$1,516,234		$1,712,057
Land sales	66,932		47,910		32,838		4,037
	2,880,503		3,079,275		1,549,072		1,716,094

Cost of revenues:
Home sales	2,310,589	82.1%	2,416,592	79.7%	1,250,689	82.5%	1,374,347	80.3%
Land sales	58,700	87.7%	37,174	77.6%	26,418	80.4%	2,921	72.4%
	2,369,289		2,453,766		1,277,107		1,377,268

Gross margin - home sales	502,982	17.9%	614,773	20.3%	265,545	17.5%	337,710	19.7%
Gross margin - land sales	8,232	12.3%	10,736	22.4%	6,420	19.6%	1,116	27.6%

Selling, general and administrative expenses	$371,170	13.2%	$340,609	11.2%	$179,417	11.8%	$178,371	10.4%
Income from operations	140,044	4.9%	284,900	9.3%	92,548	6.0%	160,455	9.4%

Other:
Income (loss) from unconsolidated entities	7,870		10,559		(4,271)		4,419
Other income - net	20,131		32,146		13,836		11,285
Income before income taxes	168,045		327,605		102,113		176,159
Income tax provision	35,499		86,231		26,443		46,835
Net income	$132,546		$241,374		$75,670		$129,324
Per share:
Basic earnings	$1.00		$1.65		$0.59		$0.88
Diluted earnings	$0.99		$1.63		$0.59		$0.87
Cash dividend declared	$0.22		$0.22		$0.11		$0.11
Weighted-average number of shares:
Basic	133,175		146,687		128,205		146,622
Diluted	134,349		148,081		128,809		148,129

Effective tax rate	21.1%		26.3%		25.9%		26.6%

TOLL BROTHERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
(Amounts in thousands)
(unaudited)

	Six Months Ended April 30,		Three Months Ended April 30,
	2020	2019	2020	2019
Impairment charges recognized:
Cost of home sales - land owned/controlled for future communities	$14,945	$3,676	$13,914	$1,899
Cost of home sales - operating communities	300	23,280	300	17,495
	$15,245	$26,956	$14,214	$19,394

Depreciation and amortization	$30,285	$33,314	$15,618	$17,645
Interest incurred	$89,754	$87,862	$46,104	$43,440
Interest expense:
Charged to home sales cost of sales	$70,811	$79,227	$38,037	$44,786
Charged to land sales cost of sales	1,304	635	737	283
Charged to other income - net	2,440		2,440
	$74,555	$79,862	$41,214	$45,069

Home sites controlled:	April 30, 2020	April 30, 2019
Owned	37,112	33,497
Optioned	25,028	21,096
	62,140	54,593

Inventory at April 30, 2020 and October 31, 2019 consisted of the following (amounts in thousands):

	April 30, 2020	October 31, 2019
Land and land development costs	$2,309,884	$2,224,308
Construction in progress	5,139,535	4,984,989
Sample homes	455,091	414,107
Land deposits and costs of future development	291,123	249,644
	$8,195,633	$7,873,048

Toll Brothers operates in two segments: Traditional Home Building and Urban Infill ("City Living"). Within Traditional Home Building, Toll operates in five geographic segments. As previously reported, during the first quarter of fiscal 2020, management realigned certain of the states falling within its five home building regions. Within Traditional Home Building, the Company operates in the following five geographic segments, with current operations in the states listed below:
•North: Connecticut, Delaware, Illinois, Massachusetts, Michigan, Pennsylvania, New Jersey and New York
•Mid-Atlantic: Georgia, Maryland, North Carolina, Tennessee and Virginia
•South: Florida, South Carolina and Texas
•Mountain: Arizona, Colorado, Idaho, Nevada and Utah
•Pacific: California, Oregon and Washington

The realignment did not have any impact on the Company’s consolidated financial position, results of operations, earnings per share or cash flows for the periods presented. Prior period results have been recast to conform with the Company’s current segments in the tables below:

	Three Months Ended April 30,
	Units		$ (Millions)		Average Price Per Unit $
	2020	2019	2020	2019	2020	2019
REVENUES
North	449	518	$296.0	$345.1	$659,300	$666,200
Mid-Atlantic	303	252	192.9	174.1	$636,600	$690,800
South	348	313	230.8	242.8	$663,400	$775,600
Mountain	505	416	337.5	285.8	$668,300	$687,000
Pacific	289	340	423.3	579.6	$1,464,700	$1,704,800
Traditional Home Building	1,894	1,839	1,480.5	1,627.4	$781,700	$884,900
City Living	29	72	36.8	84.1	$1,268,000	$1,167,700
Corporate and other			(1.1)	0.6
Total home sales	1,923	1,911	1,516.2	1,712.1	$788,500	$895,900
Land sales			32.8	4.0
Total consolidated			$1,549.0	$1,716.1

CONTRACTS
North	377	687	$269.8	$454.8	$715,700	$662,000
Mid-Atlantic	294	344	219.9	236.8	$748,100	$688,500
South	395	404	273.3	288.4	$691,800	$713,800
Mountain	509	600	362.0	405.6	$711,300	$675,900
Pacific	294	348	400.5	554.6	$1,362,100	$1,593,600
Traditional Home Building	1,869	2,383	1,525.5	1,940.2	$816,200	$814,200
City Living	17	41	27.7	63.1	$1,627,300	$1,538,900
Total consolidated	1,886	2,424	$1,553.2	$2,003.3	$823,500	$826,400

BACKLOG
North	1,677	1,885	$1,187.1	$1,264.5	$707,900	$670,800
Mid-Atlantic	781	871	574.2	588.5	$735,200	$675,700
South	1,174	1,035	861.4	802.8	$733,800	$775,600
Mountain	1,699	1,369	1,271.4	958.8	$748,400	$700,400
Pacific	999	1,213	1,450.7	1,919.4	$1,452,100	$1,582,300
Traditional Home Building	6,330	6,373	5,344.8	5,534.0	$844,400	$868,400
City Living	98	94	148.1	127.7	$1,510,900	$1,358,400
Total consolidated	6,428	6,467	$5,492.9	$5,661.7	$854,500	$875,500

	Six Months Ended April 30,
	Units		$ (Millions)		Average Price Per Unit $
	2020	2019	2020	2019	2020	2019
REVENUES
North	842	902	$550.1	$616.6	$653,300	$683,600
Mid-Atlantic	543	463	355.4	309.0	$654,500	$667,400
South	622	541	414.5	419.7	$666,400	$775,800
Mountain	906	782	600.6	512.2	$662,900	$655,000
Pacific	556	617	818.6	1,023.7	$1,472,300	$1,659,200
Traditional Home Building	3,469	3,305	2,739.2	2,881.2	$789,600	$871,800
City Living	65	136	76.6	152.7	$1,178,500	$1,122,800
Corporate and other			(2.2)	(2.5)
Total home sales	3,534	3,441	2,813.6	3,031.4	$796,200	$881,000
Land sales			66.9	47.9
Total consolidated			$2,880.5	$3,079.3

CONTRACTS
North	777	1,089	$557.0	$730.0	$716,900	$670,300
Mid-Atlantic	536	597	389.4	397.2	$726,500	$665,300
South	748	605	517.7	440.8	$692,100	$728,600
Mountain	999	931	719.5	646.7	$720,200	$694,600
Pacific	581	517	783.8	849.2	$1,349,100	$1,642,600
Traditional Home Building	3,641	3,739	2,967.4	3,063.9	$815,000	$819,400
City Living	51	64	75.1	102.7	$1,472,500	$1,604,700
Total consolidated	3,692	3,803	$3,042.5	$3,166.6	$824,100	$832,700

Unconsolidated entities:
Information related to revenues and contracts of entities in which we have an interest for the three-month and six-month periods ended April 30, 2020 and 2019, and for backlog at April 30, 2020 and 2019 is as follows:

	Units		$ (Millions)		Average Price Per Unit $
	2020	2019	2020	2019	2020	2019
Three months ended April 30,
Revenues	9	55	$24.3	$94.6	$2,700,100	$1,719,200
Contracts	7	13	$26.7	$44.1	$3,814,400	$3,391,300

Six months ended April 30,
Revenues	32	72	$91.4	$121.8	$2,856,500	$1,692,100
Contracts	15	16	$50.5	$56.1	$3,364,800	$3,509,100

Backlog at April 30,	9	116	$35.4	$255.6	$3,931,200	$2,203,700

RECONCILIATION OF NON-GAAP MEASURES
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s Adjusted Homes Sales Gross Margin and the Company’s net debt-to-capital ratio.
These two measures are non-GAAP financial measures which are not calculated in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should not be considered a substitute for, or superior to, the comparable GAAP financial measures, and may be different from non-GAAP measures used by other companies in the home building business.
The Company’s management considers these non-GAAP financial measures as we make operating and strategic decisions and evaluate our performance, including against other home builders that may use similar non-GAAP financial measures. The Company’s management believes these non-GAAP financial measures are useful to investors in understanding our operations and leverage and may be helpful in comparing the Company to other home builders to the extent they provide similar information.
Adjusted Home Sales Gross Margin
The following table reconciles the Company’s homes sales gross margin as a percentage of homes sale revenues (calculated in accordance with GAAP) to the Company’s Adjusted Homes Sales Gross Margin (a non-GAAP financial measure). Adjusted Homes Sales Gross Margin is calculated as (i) homes sales gross margin plus interest recognized in homes sales cost of revenues plus inventory write-downs recognized in home sales cost of revenues divided by (ii) homes sale revenues.
Adjusted Home Sales Gross Margin Reconciliation
(Amounts in thousands, except percentages)

		Three Months Ended April 30,		Six Months Ended April 30,
		2020	2019	2020	2019
	Revenues - homes sales	$1,516,234	$1,712,057	$2,813,571	$3,031,365
	Cost of revenues - home sales	1,250,689	1,374,347	2,310,589	2,416,592
	Home sales gross margin	265,545	337,710	502,982	614,773
Add:	Interest recognized in cost of revenues - home sales	38,037	44,786	70,811	79,227
	Inventory write-downs	14,214	19,394	15,245	26,956
	Adjusted homes sales gross margin	$317,796	$401,890	$589,038	$720,956

	Homes sales gross margin as a percentage of home sale revenues	17.5%	19.7%	17.9%	20.3%

	Adjusted Home Sales Gross Margin as a percentage of home sale revenues	21.0%	23.5%	20.9%	23.8%

The Company’s management believes Adjusted Home Sales Gross Margin is a useful financial measure to investors because it allows them to evaluate the performance of our home building operations without the often varying effects of capitalized interest costs and inventory impairments. The use of Adjusted Home Sales Gross Margin also assists the Company’s management in assessing the profitability of our home building operations and making strategic decisions regarding community location and product mix.

Forward-looking Adjusted Homes Sales Gross Margin
The Company has not provided projected third quarter and full fiscal 2020 homes sales gross margin or a GAAP reconciliation for forward-looking Adjusted Homes Sales Gross Margin because such measure cannot be provided without unreasonable efforts on a forward-looking basis, since inventory write-downs are based on future activity and observation and therefore cannot be projected for the third quarter and full fiscal year 2020. The variability of these charges may have a potentially unpredictable, and potentially significant, impact on our third quarter and full fiscal year 2020 homes sales gross margin.

Net Debt-to-Capital Ratio
The following table reconciles the Company’s ratio of debt to capital (calculated in accordance with GAAP) to the Company’s net debt-to-capital ratio (a non-GAAP financial measure). The net debt-to-capital ratio is calculated as (i) total debt minus mortgage warehouse loans minus cash and cash equivalents divided by (ii) total debt minus mortgage warehouse loans minus cash and cash equivalents plus stockholders’ equity.

Net Debt-to-Capital Ratio Reconciliation
(Amounts in thousands, except percentages)

		April 30, 2020	January 31, 2020	October 31, 2019
	Loans payable	$1,556,572	$1,277,183	$1,111,449
	Senior notes	2,660,815	2,660,352	2,659,898
	Mortgage company loan facility	106,018	97,653	150,000
	Total debt	4,323,405	4,035,188	3,921,347
	Total stockholders' equity	4,564,518	4,655,551	5,071,816
	Total capital	$8,887,923	$8,690,739	$8,993,163
	Ratio of debt-to-capital	48.6%	46.4%	43.6%

	Total debt	$4,323,405	$4,035,188	$3,921,347
Less:	Mortgage company loan facility	(106,018)	(97,653)	(150,000)
	Cash and cash equivalents	(741,222)	(519,793)	(1,286,014)
	Total net debt	3,476,165	3,417,742	2,485,333
	Total stockholders' equity	4,564,518	4,655,551	5,071,816
	Total net capital	$8,040,683	$8,073,293	$7,557,149
	Net debt-to-capital ratio	43.2%	42.3%	32.9%

The Company’s management uses the net debt-to-capital ratio as an indicator of its overall leverage and believes it is a useful financial measure to investors in understanding the leverage employed in the Company’s operations.
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